UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

LOCAL BOUNTI CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40125	98-1584830
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Main St.

Hamilton, MT 59840

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (800) 640-4016

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	LOCL	New York Stock Exchange
Warrants, each exercisable for one share of Common Stock for $11.50 per share	LOCL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2023, the Board of Directors (the “Board”) of Local Bounti Corporation (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, expanded the Board by one seat and appointed Jennifer Carr-Smith as a Class III director and to the Compensation Committee of the Board, in each case effective as of May 15, 2023. The Board has determined that Ms. Carr-Smith is independent under the applicable requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Ms. Carr-Smith has served as President of JCS Advisory Services, LLC, a firm providing advisory services to high growth companies in the consumer space since April 2018. Since July 2021, Ms. Carr-Smith has served as the Co-Founder and President of Athena Consumer Acquisition Corp. (NYSE: ACAQ.U), a company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. Previously, Ms. Carr-Smith was General Manager/Senior Vice President North America Local of Groupon, Inc. (NYSE: GRPN), Chief Executive Officer/President of Peapod Online Grocer, LLC, and Chief Operating Officer of each of J. Crew Direct, giggle, and Gilt.com. Ms. Carr-Smith is Chair of the Board of Blue Apron Holding, Inc. (NYSE: APRN), a Non-Executive Director of Woolworths Group (ASX: WOW) and is a member of the Board of Directors of several private companies. Ms. Carr-Smith holds a B.A. degree in economics from Brown University and an M.B.A. degree from Harvard Business School.

Ms. Carr-Smith will receive the same annual board member and committee member service retainers for her service as a director as the Company’s other non-employee directors. Additionally, in connection with Ms. Carr-Smith’s appointment to the Board, the Company and Ms. Carr-Smith will enter into an indemnification agreement in the same form as the Company has previously entered into with each of the Company’s existing independent directors. This form is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-40125), filed with the Securities and Exchange Commission on November 22, 2021.

Ms. Carr-Smith is not a party to any arrangement or understanding with any person pursuant to which she was appointed as a member of the Board, nor is she a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

Item 7.01	Regulation FD Disclosure.

On March 21, 2023, the Company issued a press release announcing the appointment of Ms. Carr-Smith to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 21, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Local Bounti Corporation

	By:	/s/ Kathleen Valiasek
	Name:	Kathleen Valiasek
	Title:	Chief Financial Officer
Date: March 21, 2023